Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ☐

WILMINGTON SAVINGS FUND SOCIETY, FSB

(Exact name of Trustee as specified in its charter)

N/A	51-0054940
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

500 Delaware Avenue, 11th Floor

Wilmington, DE 19801

(302) 792-6000

(Address of principal executive offices, including zip code)

WILMINGTON SAVINGS FUND SOCIETY

CONTROLLERS OFFICE

500 Delaware Avenue

Wilmington, DE 19801

(302) 792-6000

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Ramaco Resources, Inc.

(Exact name of obligor as specified in its charter)
Delaware	38-4018838
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

250 West Main Street, Suite 1800

Lexington, Kentucky 40507

(Address of principal executive offices, including zip code)

% Senior Notes due 2026

(Title of the indenture securities)

ITEM 1.	GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Securities and Exchange Commission

Washington, DC 20549

Federal Reserve

District 3

Philadelphia, PA

FDIC

Washington, DC 20549

Office of the Comptroller of the Currency

New York, NY 10173

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

ITEM 2.	AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and information available to the trustee, the obligor is not an affiliate of the trustee.

ITEM 16.	LIST OF EXHIBITS.

Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

Exhibit 1.   A copy of the articles of association of the trustee as now in effect.

Exhibit 2.   A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

Exhibit 3.   A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.

Exhibit 4.   A copy of the existing bylaws of the trustee, or instruments corresponding thereto.

Exhibit 5.   Not applicable.

Exhibit 6.   The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.   A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.   Not applicable.

Exhibit 9.   Not applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Savings Fund Society, FSB, a federal savings bank organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 2nd day of July, 2021.

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Patrick J. Healy
Name: Patrick J. Healy
Title: Senior Vice President

EXHIBIT 6

July 2, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Patrick J. Healy
Name: Patrick J. Healy
Title: Senior Vice President

The Trust Division of Wilmington Savings Fund Society, FSB Senior Vice President, Chief Operating Officer _______________________________ Harrison R. Gelber Senior Vice President & Trust Officer ____________________________ _____________________________ Patrick J. Healy Alexander J. Lyden-Horn, J.D., LL.M. _____________________________ Kristin L. Moore Vice President & Trust Officer _____________________________ _____________________________ Todd B. Hammond Geoffrey J. Lewis _____________________________ Sandra A. Martine Vice President & Director of Structured Finance ______________________________ Shaheen Mohajer Vice President & Transformation Manager ______________________________ Danielle Holt Vice President & Director of Tax and Trust Operations _______________________________ Leonard Jankauskas, III

The Trust Division of Wilmington Savings Fund Society, FSB Assistant Vice President & Trust Officer _____________________________ _____________________________ Jill DeMarco Raye Goldsborough _____________________________ _____________________________ Alfred Harrison Laurence R. Hawes ______________________________ ______________________________ Jason B. Hill Peter R. Kimm ______________________________ ______________________________ Jessica D. Mojica Mary Emily Pagano ______________________________ ______________________________ Sean M. Pearce Devon C. A. Reverdito ______________________________ ______________________________ Asif Siddiq S. Amanda Wilson ______________________________ Teresa A. Zwierzyna Assistant Vice President & Director of Trust Compliance _______________________________ Lindsey E. Grunes Assistant Vice President, & Trust Counsel _______________________________ Lauren M. DiSchiavi, J.D. Assistant Vice President & Entity Services Manager ______________________________ Rebecca Howell

The Trust Division of Wilmington Savings Fund Society, FSB Trust Officer ______________________________ ______________________________ Stefani Bultena Anthony Jeffery ______________________________ ______________________________ Diane S. Mateson John McNichol _____________________________ _____________________________ James Nixon Andrew P. Shields Trust Operations Officer _____________________________ _______________________________ Mary Ann Benko Scott Carita _____________________________ Heidi L. Fitzpatrick Wealth Compliance Officer _____________________________ ______________________________ John W. Bruni Janet R. Bryan Trust Sales Officer & Entity Services Officer ________________________________ Brian Hamilton Trust Tax Officer _______________________________ Dana Brown

EXCERPT FROM THE MEETING OF THE BOARD OF DIRECTORS OF WILMINGTON SAVINGS FUND SOCIETY, FSB February 25, 2016 MINUTES A meeting of the Board of Directors of Wilmington Savings Fund Society FSB was held at 8:30 a.m. on February 25, 2016 at WSFS Bank, 500 Delaware Avenue, Wilmington, Delaware. Members Attending Members Absent Marvin N. Schoenhals None Francis B. Brake Anat Bird Charles G. Cheleden (via conference call) Jennifer Wagner Davis Donald W. Delson Eleuthère I. du Pont Calvert A. Morgan, Jr., Vice Chairman David G. Turner Mark A. Turner Also Attending Lisa Brubaker, Senior Vice President, Director of Retail Strategy Steve Clark, Senior Vice President, Corporate Banking Sharon Croft, Assistant Secretary Justin Dunn, Senior Vice President, Director of Marketing Peggy Eddens, Executive Vice President, Chief Human Capital Officer Paul Geraghty, Executive Vice President, Chief Wealth Officer Paul Greenplate, Senior Vice President, Treasurer Robert Hayman, Vice President, Director of Procurement Jenifer Jurden, Vice President, Winnovation Strategist/Engagement and Jurdy Thomas Kearney, Executive Vice President, Chief Risk Officer Rodger Levenson, Executive Vice President, Chief Commercial Banking Officer Jim Mazarakis, Executive Vice President, Operations & Technology Drew Moore, Deskside Support Associate, Operations & Technology John Olsen, Senior Vice President, General Counsel Jacob Watts, Assistant Vice President, Manager of Enterprise Risk Management (ERM) Richard Wright, Executive Vice President, Chief Retail Banking Officer Mr. Schoenhals called the meeting to order at 8:30 a.m.

Consent Agenda Mr. Schoenhals asked if any Board member desired to remove any item from the consent agenda to be placed on the full agenda for further discussion. There being none, he called for a motion to approve the consent agenda in its entirety; and, upon motion duly made and seconded, the following items were unanimously approved. Assistant Corporate Secretaries Revisions For the purposes of conducting the business of the company, the following individuals have been approved by the Board of Directors to serve as Assistant Corporate Secretaries and to possess a Wilmington Savings Fund Society, FSB, corporate seal to attest and seal documents in keeping with their job responsibilities and on behalf of the company. • Kim-Marie Cox, Assistant Vice President, Personal Trust Administrator – Las Vegas • Sharon Croft, Assistant Corporate Secretary • Jeffrey R. Everhart, Assistant Vice President, Team Lead, Corporate Trust • Jacqueline Green, Quality Control Specialist, Retail Loan Services • Lindsey Grunes, Trust Compliance Associate • Cherie F. Jenkins, Mortgage Processing and Documentation Supervisor • Connie Latham, Consumer Lender II • Rodger Levenson, Chief Financial Officer and Corporate Secretary • Lisa Meehan, Vice President, Group Manager, Personal Trust • Kristin Moore, Vice President, Group Manager, Corporate Trust • Patricia Nowocin, Portfolio Administrator, Private Banking • Michael Oller, Vice President, Team Lead, Corporate Trust • Debbie Reed, Executive Assistant • Paul Roughton, Loan Accounting • Joi Smith, Portfolio Administrator II • Linda Stewart, Loan Operations Manager • Michele Voshell, Loan Operations Manager I • Anjelica Willis-Lee, Assistant Vice President, Commercial Loan Documentation

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS I, Blake Paulson, Acting Comptroller of the Currency, do hereby certify that: 1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. “Wilmington Savings Fund Society, Federal Savings Bank,” Wilmington, Delaware (Charter No. 707938), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate. IN TESTIMONY WHEREOF, today, March 1, 2021, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. _____________________________________ Acting Comptroller of the Currency 2021-00473-C